UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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ARBIOS SYSTEMS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARBIOS SYSTEMS, INC.

8797 Beverly Boulevard, Suite 304
Los Angeles, California 90048

June 21, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Arbios Systems, Inc. The meeting will be held at The Westin Waltham-Boston Hotel, located at 70 Third Avenue, Waltham, Massachusetts, beginning at 9:00 a.m., local time, on Monday, July 31, 2006.

The Notice of Meeting and the Proxy Statement on the following pages cover the formal business of the meeting, which includes two items to be voted on by the stockholders. At the Annual Meeting, management will report on our current operations and will be available to respond to questions from stockholders.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. You are urged, therefore, to complete, sign, date and return the enclosed proxy card (or use telephone or internet voting procedures, if offered by your broker), even if you plan to attend the meeting.

I hope you will join us.

Sincerely,

/s/ Walter C. Ogier
Walter C. Ogier
Chief Executive Officer

ARBIOS SYSTEMS, INC.

8797 Beverly Boulevard, Suite 304
Los Angeles, California 90048

INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

to be held on July 31, 2006

Notice is hereby given to the holders of common stock, $.001 par value per share, of Arbios Systems, Inc. (“Arbios” or the “Company”) that the Annual Meeting of Stockholders will be held on Monday, July 31, 2006 at The Westin Waltham-Boston Hotel, located at 70 Third Avenue, Waltham, Massachusetts, beginning at 9:00 a.m., local time, for the following purposes:

(1)	To elect seven directors to serve until the 2007 Annual Meeting of Stockholders;

(2)	To ratify the appointment of Stonefield Josephson, Inc. as Arbios’ independent registered public accounting firm for the fiscal year ending December 31, 2006; and

(3)	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

Only those stockholders of record at the close of business on June 16, 2006 are entitled to notice of and to vote at the Annual Meeting or at any postponement or adjournment of the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting.

By Order of the Board of Directors

June 21, 2006                           /s/ Scott L. Hayashi
Corporate Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE (OR USE TELEPHONE OR INTERNET VOTING PROCEDURES, IF AVAILABLE THROUGH YOUR BROKER). IF YOU ATTEND THE ANNUAL MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE IN PERSON.

i

ARBIOS SYSTEMS, INC.

8797 Beverly Boulevard, Suite 304
Los Angeles, California 90048

Annual Meeting of Stockholders to be Held on July 31, 2006
PROXY STATEMENT

This Proxy Statement is furnished to holders of the common stock of Arbios Systems, Inc., a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2006 Annual Meeting of Stockholders to be held at The Westin Waltham-Boston Hotel, located at 70 Third Avenue, Waltham, Massachusetts, beginning at 9:00 a.m., local time, on Monday, July 31, 2006, and at any postponement or adjournment of the Annual Meeting.

This Proxy Statement and the accompanying proxy card are first being mailed to our stockholders on or about July 7, 2006.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the attached Notice of Meeting and described in detail in this Proxy Statement. They are:

•  The election of seven directors; and

•  The ratification of our appointment of independent registered public accountants.

In addition, management will report on our performance during fiscal 2005 and respond to questions from stockholders.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on June 16, 2006 will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement of the Annual Meeting.

What are the voting rights of the holders of our common stock?

Holders of our common stock are entitled to one vote per share with respect to each of the matters to be presented at the Annual Meeting. The affirmative vote of a majority of the votes cast at the Annual Meeting, provided a quorum is present, will be required for approval of the proposal to ratify the appointment of our independent registered public accounting firm. With regard to the election of directors, the seven nominees receiving the greatest number of votes cast at the Annual Meeting will be elected.

Abstentions will be counted in the tabulation of votes cast on matters properly presented to the stockholders (except the election of directors) and will have the same effect as negative votes. So-called broker non-votes will not be counted as votes cast and, therefore, will have no effect on the outcome of the matters presented at the Annual Meeting.

What constitutes a quorum?

Our Bylaws provide that the presence, in person or by proxy, at our Annual Meeting of the holders of a majority of the outstanding shares of our common stock will constitute a quorum.

For the purpose of determining the presence of a quorum, proxies marked “withhold authority” or “abstain” will be counted as present. Shares represented by proxies that include broker non-votes also will be counted as shares present for purposes of establishing a quorum. On the record date of June 16, 2006, there were 17,460,181 shares of our common stock issued and outstanding, and those shares are the only shares that are entitled to be voted at the Annual Meeting.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The recommendations of our Board of Directors are set forth together with the description of each proposal in this Proxy Statement. In summary, our Board of Directors recommends a vote:

• “FOR” election of the directors named in this Proxy Statement (see Proposal I); and

• “FOR” ratification of our appointment of Stonefield Josephson, Inc. as our independent registered public accounting firm for fiscal 2006 (see Proposal II).

Proxies

If the enclosed proxy card is executed, returned in time and not revoked, the shares represented by the proxy card will be voted at the Annual Meeting and at any postponement or adjournment of the Annual Meeting in accordance with the directions indicated on the proxy card. IF NO DIRECTIONS ARE INDICATED, PROXIES WILL BE VOTED “FOR” ALL PROPOSALS DESCRIBED IN THIS PROXY STATEMENT AND, AS TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT OF THE ANNUAL MEETING, IN THE SOLE DISCRETION OF THE PROXY HOLDERS.

A stockholder who returns a proxy card may revoke it at any time prior to its exercise at the Annual Meeting by any of the following means: giving written notice of revocation to our Corporate Secretary; properly submitting to us a duly executed proxy bearing a later date; or appearing at the Annual Meeting and voting in person. All written notices of revocation of proxies should be addressed to: Arbios Systems, Inc., 8797 Beverly Boulevard, Suite 304, Los Angeles, California 90048, Attention: Corporate Secretary.

PROPOSAL I

ELECTION OF DIRECTORS

Our Board of Directors currently consists of eleven members, consisting of Walter C. Ogier, Dennis Kogod, Thomas C. Seoh, Jack E. Stover, Thomas M. Tully, John M. Vierling, M.D., Richard W. Bank, M.D., Amy Factor, Roy Eddleman, Marvin S. Hausman, M.D. and Jacek Rozga, M.D., Ph.D. Pursuant to our Bylaws, our Board of Directors has fixed the number of our directors to be seven subsequent to the Annual Meeting. Each director is elected for a term of one year and until his or her successor is elected. On June 10, 2006, our Board of Directors voted to nominate Walter C. Ogier, Dennis Kogod, Thomas C. Seoh, Jack E. Stover, Thomas M. Tully, John M. Vierling, M.D., and Achilles A. Demetriou, M.D., Ph.D. for election at the Annual Meeting, and until his successor has been elected and qualified.

The following is information concerning our current directors, as well as Dr. Demetriou. We believe that each nominee will be able to serve as a director. In the event that a nominee is unable to serve, the proxy holders will vote the proxies for such other nominee as they may determine.

A majority of our directors are "independent directors" as defined by the listing standards of the Nasdaq Stock Market, and the Board of Directors has determined that our independent directors have no relationship with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. The independent director nominees are Messrs. Kogod, Seoh, Stover and Tully and Dr. Vierling.

Nominees

Walter C. Ogier, age 49, was appointed President and Chief Executive Officer and a director of Arbios in November 2005 and has two decades of experience in the healthcare and biotechnology industries. Prior to joining Arbios, Mr. Ogier was President and Chief Executive Officer of Genetix Pharmaceuticals Inc., which is active in gene therapy and functional genomics and was affiliated with Johnson & Johnson, from December 2001 until November 2005. Prior to that, Mr. Ogier was President and Chief Executive Officer of Eligix, Inc., a Harvard University-affiliated company engaged in monoclonal antibody-based therapies for stem cell transplantation and immune therapy, from October 1997 through November 2001. Mr. Ogier was also previously Vice President of Marketing for Aastrom Biosciences and held various positions within Baxter Healthcare Corporation and its Fenwal and Immunotherapy divisions and with SRI International (formerly Stanford Research Institute).

Dennis Kogod, age 46, has served as a director since May 2005. Mr. Kogod is Division President, Western Group for Davita, Inc., a leading provider of dialysis services for patients suffering from chronic kidney failure. Mr. Kogod joined Davita when that company acquired Gambro Healthcare in October 2005. Prior to the acquisition, Mr. Kogod was President and Chief Operating Officer of the West Division of Gambro Healthcare USA, which he joined in July 2000. Before that, Mr. Kogod spent 13 years with Teleflex Corporation, a NYSE-traded company. While there, he served as Division President of the Teleflex Medical Group from December 1999 to July 2000.

Thomas C. Seoh, age 48, has served as a director since March 2005. Since February 2006, Mr. Seoh has served as Chief Executive Officer of Faust Pharmaceuticals S.A., a clinical stage product company focused on nervous system therapeutics.  From 2005 to 2006, Mr. Seoh was Managing Director of Beyond Complexity Ventures, LLC, engaged in life science start-up and business development consulting activities. From 1995 to 2005, Mr. Seoh was Senior Vice President, Corporate and Commercial Development, and previously Vice President, General Counsel and Secretary, with NASDAQ-listed Guilford Pharmaceuticals Inc., engaged in research, development and commercialization of CNS, oncology and cardiovascular products.  Previous positions included Vice President and Associate General Counsel of ICN Pharmaceuticals, Inc., General Counsel and Secretary of Consolidated Press U.S., Inc. and corporate attorney in the New York City and London offices of Lord Day & Lord, Barrett Smith.

Jack E. Stover, age 53, has served as a director since November 2004. Mr. Stover is also a director of PDI, Inc. and Antares Pharma, Inc. Mr. Stover was elected the President and Chief Operating Officer of Antares Pharma, Inc., (a public specialty pharmaceutical company) in July 2004. In September 2004, he was named President, CEO and was appointed as a director of that company. Prior thereto, for approximately two years Mr. Stover was Executive Vice President, Chief Financial Officer and Treasurer of SICOR, Inc., a Nasdaq traded injectable pharmaceutical company that was acquired by Teva Pharmaceutical Inc. Prior to that, Mr. Stover was Executive Vice President and Director for Gynetics, Inc., a proprietary women’s drug company, and the Senior Vice President, Chief Financial Officer, Chief Information Officer and Director for B. Braun Medical, Inc., a private global medical device and pharmaceutical company. For over 16 years, Mr. Stover was an employee and then a partner with PricewaterhouseCoopers, working in their bioscience industry division, and is also a certified public accountant.

Thomas M. Tully, age 60, has served as a director since May 2005. Since January 2006, Mr. Tully has served as Chairman and Chief Executive Officer of IDev Technologies, a medical device company focused on the development and marketing of innovative minimally invasive devices for the treatment of peripheral vascular disease. From August 2000 until April 2005, Mr. Tully was the President and Chief Executive Officer of Neothermia Corporation, a medical device company. Prior thereto, from June 1995 to April 2000, Mr. Tully was the President and Chief Executive Officer of Nitinol Medical Technologies, Inc., a medical device company. Mr. Tully was the President of Organogenesis Inc., from 1991 to 1994, and the President of Schnieder (USA) Inc. from 1988 to 1991. From 1980 through 1988 he held various positions with Johnson & Johnson, including President, Johnson & Johnson Interventional Systems and Vice President Marketing and Sales at the Johnson & Johnson Cardiovascular division.

John M. Vierling, M.D., FACP, age 60, has served as a director since February 2002. In April 2005, Dr. Vierling assumed the position of Professor of Medicine and Surgery, Director of Baylor Liver Health and Chief of Hepatology at the Baylor College of Medicine and Director, Advanced Liver Therapies at St. Luke’s Episcopal Hospital in Houston, Texas. Dr. Vierling had been a Professor of Medicine at the David Geffen School of Medicine at UCLA from 1996 to 2005 and was the Director of Hepatology and Medical Director of Multi-Organ Transplantation Program at Cedars-Sinai Medical Center from 1990 until 2004. Dr. Vierling is also currently the President of the American Association for the Study of Liver Diseases. Dr. Vierling was the Chairman of the Board of the American Liver Foundation from 1994 to 2000, and the President of the Southern California Society for Gastroenterology from 1994 to 1995.  Dr. Vierling has also been a member of numerous National Institutes of Health study sections and advisory committees, including the NIDDK Liver Tissue Procurement and Distribution Program.  He is currently Chairman of the Data Safety Monitoring Board for the National Institute of Health, NIDDK ViraHep C Multicenter Trial.  Dr. Vierling’s research has focused on the immunological mechanisms of liver injury caused by hepatitis B and C viruses and autoimmune and alloimmune diseases.

Achilles A. Demetriou, M.D., Ph.D., 60, has been the Chief Operating Officer and Executive Vice President of the University Hospitals Health System in Cleveland, Ohio since October 2005. From October 1995 until October 2005, Dr. Demetriou served as Chairman of the Department of Surgery at Cedars-Sinai Medical Center, Los Angeles, California and was a Professor of Surgery and Vice-Chair of the Department of Surgery at the David Geffen School of Medicine at UCLA. He received his M.D. from the Hebrew University-Hadassah Medical School, Jerusalem, Israel and his Ph.D. in biochemistry from the George Washington University, Washington, D.C. He is recognized as a pioneer of hepatocyte-based liver support system development, work he initiated in the 1970’s at the National Institutes of Health, Bethesda, Maryland. Dr. Demetriou is an inventor and developer of Arbios’ HepatAssistTM bioartificial liver.

Other Directors

Richard W. Bank, M.D., age 72, Dr. Bank has served as a director since January 2006 and was previously a director from December 2003 to January 2005. Dr. Bank has served as President and Managing Director of First-Tier Biotechnology Partners since February of 1995. From February 1995 through April 1996, Dr. Bank served as President and Secretary of Biomedical Sciences, Incorporated. He has also served as President and Secretary of BioVest Health Sciences, Incorporated since its organization in April 1996. Dr. Bank was Senior Research Analyst Director/Biotechnology SBC Warburg Dillon Read from 1998 to 1999. He was also Entrepreneur-In- Residence in Life Sciences for Tucker Anthony Sutro for 2000 through 2001. Dr. Bank was Senior Portfolio Manager, Managing Director and Senior Vice President of LibertyView Capital Management-a Lehman Brothers company from July 1, 2004 to March 31, 2006 and is currently the President of BioVest Advisors.

Amy Factor, age 48, was appointed as a director of Arbios in March 2005, and she was the interim Chief Executive Officer of Arbios from April 2005 until November 2005. Prior to her term as the Chief Executive Officer, Ms. Factor provided the Company with strategic and financial consulting services from November 2003 until March 2005. Since 1999, Ms. Factor has been President of AFO Advisors, LLC and the President of AFO Capital Advisors, LLC since 1996. Ms. Factor began her career with the public accounting firm KPMG and has been involved in the biotechnology industry since 1988 serving as the chief financial officer of a publicly traded biotechnology company.

Roy Eddleman, age 66, has served as a director since March 2002. Mr. Eddleman has been the Chairman of the Board and Chief Executive Officer of Spectrum Laboratories, Inc. since July 1982. Spectrum Laboratories, Inc. is a company in the business of developing and commercializing proprietary tubular membranes and membrane devices for existing and emerging life sciences applications. Mr. Eddleman also has been the founder and/or principal and director of each of (i) Spectrum Separations, Inc., now a part of UOP/Hitachi, (ii) ICM, Inc., now a part of Perstorf/Perbio, (iii) Facilichem, Inc., a joint venture with SRI International, (iv) Nuclepore, Inc., now a part of Corning and Whatman, and (v) Inneraction Chemical, Inc., now a part of Merck Darmstadt. He is the founder and a benefactor of the Roy Eddleman Research Museum of Chemistry and the Chemical Heritage Foundation in Philadelphia.

Marvin S. Hausman, M.D., age 64, has served as a director since February 2003. From January 1997 until March 2005, Dr. Hausman was the President and Chief Executive Officer of Axonyx, Inc., a public company engaged in the business of acquiring and developing novel post-discovery central nervous system drug candidates, primarily in areas of memory and cognition. Dr. Hausman stepped down as the Chairman of the Board of Directors of Axonyx, Inc. in June 2005. Dr. Hausman has 30 years of drug development and clinical care experience at various pharmaceutical companies, including working in conjunction with Bristol-Meyers International, Mead-Johnson Pharmaceutical Co., and E.R. Squibb. He was a co-founder of Medco Research Inc., a NYSE-traded biopharmaceutical company which was acquired by King Pharmaceuticals, Inc. Dr. Hausman has been the President of Northwest Medical Research Partners, Inc. since 1995 and previously served as a member of the Board of Directors of Regent Assisted Living, Inc. from 1996 through 2001.

Jacek Rozga, M.D., Ph.D., age 56, is a co-founder of Arbios and has been a director and Chief Scientific Officer of Arbios since its organization in August 2000. Dr. Rozga served as President of Arbios from August 2000 until November 2005. From October 2003 until March 2005, Dr. Rozga also acted as our Chief Financial Officer. Dr. Rozga is has been a director of Optical Imaging Systems, Inc., a publicly held Nevada corporation since February 2005 and Chairman of OncoTx, Inc., a private California corporation since October 2005. Since 1992, Dr. Rozga has been a professor of Surgery at UCLA School of Medicine. Dr. Rozga was previously a research scientist at Cedars-Sinai Medical Center from 1992 to 2005.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES FOR ELECTION AS DIRECTORS.

Meetings of the Board of Directors and Committees

Board of Directors

The property, affairs and business of Arbios are conducted under the supervision and management of our Board of Directors as called for under the corporation law of Delaware, and our Bylaws. Our Board of Directors has established a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, and has determined that each member of these Committees is “independent” under the independence standards of the Nasdaq Stock Market’s Marketplace Rules and the Securities and Exchange Commission, or SEC. Our Board of Directors also has determined that Mr. Stover, one of the independent directors serving on our Audit Committee, is an “audit committee financial expert” within the meaning of SEC rules.

The Board of Directors held twelve meetings during the 2005 fiscal year. During the term for which the director served on the Board, each director attended at least 75% of the aggregate of the total meetings of the Board and the total number of meetings of all Board committees on which he or she served.

The following table provides information concerning the current membership of our Board committees:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Walter C. Ogier
Dennis Kogod		X	X
Thomas C. Seoh	X		X(1)
Jack E. Stover	X(2)
Thomas M. Tully	X	X(3)	X
John M. Vierling, M.D., FACP		X
Richard W. Bank, M.D.
Amy Factor
Roy Eddleman
Marvin S. Hausman, M.D.
Jacek Rozga, M.D., Ph.D
__________________
(1)	Thomas C. Seoh is the Chairman of the Nominating and Corporate Governance Committee.

(2)	Jack E. Stover is the Chairman of the Audit Committee.

(3)	Thomas M. Tully is the Chairman of the Compensation Committee.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to:

•  The quality and integrity of our financial statements and reports.

•  Our independent registered public accounting firm's qualifications and independence.

•  Our compliance with applicable legal and regulatory requirements.

The Audit Committee reviews our financial structure, policies and procedures, appoints our independent registered public accountants, reviews with the independent registered public accountants the plans and results of the audit engagement, approves permitted non-audit services provided by our independent registered public accountants and reviews the independence of the accountants and the adequacy of our internal control over financial reporting. The Audit Committee or an authorized independent body of the Board is authorized to review and approve related-party transactions for potential conflicts of interest. The Audit Committee’s responsibilities also include oversight activities described below under the “Report of the Audit Committee.”

The Audit Committee was established in February 2004 and held nine meetings during the 2005 fiscal year.

Compensation Committee

The Compensation Committee is authorized to review and make recommendations to the full Board of Directors relating to the annual salaries and bonuses of our officers and to make recommendations to the Board regarding grants of stock options, the exercise price of each option and the number of shares to be issuable upon the exercise of each option under our stock option plans.

The Compensation Committee was established in November 2004 and held six meetings during the 2005 fiscal year.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board of Directors in identifying qualified candidates for election as directors, selecting director nominees for election at our annual stockholders meetings, selecting candidates to fill vacancies on our Board of Directors and developing criteria to be used in making such recommendations.

A Copy of the Nominating and Corporate Governance Committee’s Charter was attached to the Proxy Statement for our 2005 Annual Meeting of Stockholders.

The Nominating and Corporate Governance Committee was formed in November 2004 in compliance with applicable legal and regulatory requirements. The Nominating and Corporate Governance Committee nominated the current slate of directors for the Annual Meeting.

The Nominating and Corporate Governance Committee has not established any specific minimum qualifications for director candidates or any specific qualities or skills that a candidate must possess in order to be considered qualified to be nominated as a director. However, the Nominating and Corporate Governance Committee evaluates potential director candidates based on various factors, including but not limited to:  background and experience relevant to the Company’s operations, including hepatology and/or medicine in general, clinical, regulatory, product and business development, commercialization of relevant products, senior management and/or board of directors experience in life science companies, and relevant financial and legal public company experience; independence; committee needs; availability; compatibility; and views of management and major stockholders. Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. In making its nominations, our Nominating and Corporate Governance Committee generally will consider, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting our company, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.

Stockholder Recommendations and Nominations of Director Candidates

The Nominating and Corporate Governance Committee will consider Board nominees recommended by stockholders. In order for a stockholder to nominate a candidate for director, timely notice of the nomination must be given in writing to the Corporate Secretary of the Company. To be timely, the notice must be received at the principal executive officers of the Company as set forth under “Stockholder Proposals” below. Notice of a nomination must include your name, address and number of shares you own; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws, as well as whether the individual can understand basic financial statements and the candidate’s other board memberships (if any). You must submit the nominee’s consent to be elected and to serve. The Board of Directors may require any nominee to furnish any other information that may be needed to determine the eligibility and qualifications of the nominee. Any recommendations in proper form received from stockholders will be evaluated in the same manner as recommendations received from our Board members or management.

Stockholder Communication with Board Members

Stockholders who wish to communicate with our Board members may do so by writing to us at our principal executive office at 8797 Beverly Boulevard, Suite 304, Los Angeles, California 90048. Written communications specifically marked as a communication for our Board of Directors, or a particular director, except those that are clearly marketing or soliciting materials, will be forwarded unopened to the Chairman of our Board, or to the particular director to whom they are addressed, or will be delivered unopened to the full Board or the particular director at the next regularly scheduled Board meeting.

Board Members’ Attendance at Annual Meetings

The Board has adopted a policy requiring that each member of the Board make every effort to attend the annual meetings of stockholders. Seven of our directors attended our 2005 Annual Meeting.

Compensation of Directors

Stock Option Compensation

On March 24, 2005, the Board of Directors approved a plan for compensating our directors. On May 16, 2005, the Board amended the plan for the 2005 fiscal year and later renewed the plan on January 11, 2006 for fiscal year 2006. The plan consists of the following:

Non-employee directors will receive annual grants of stock options to purchase 15,000 shares of the Company’s common stock. The options will be granted on January 1 of each year. The options will have a term of seven years and will have an exercise price equal to the market price on the trading day preceding the grant date. The options will vest in equal monthly installments over the 12-month period following the grant date.

Upon election to the Board of Directors, each new director will be granted a stock option to purchase 30,000 shares of the Company’s common stock. The option will have a term of seven years and will have an exercise price equal to the market price on the trading day preceding the date of grant. One half of the options will vest on the date of grant, and the balance will vest on the first anniversary of the grant date.

On January 1 of each year, committee members will receive an annual grant of a stock option to purchase 5,000 shares of common stock for each committee for which they are a member. The option will have a term of seven years and will have an exercise price equal to the market price on the trading day preceding the grant date. The option will vest in equal monthly installments over the 12-month period following the grant date.

During the fiscal year ended December 31, 2005, each of our directors was granted an annual grant of stock options to purchase 15,000 shares of common stock at an exercise price of $2.48 per share. All director options are granted at the market price on the date of grant and have a term of seven years and vest on a monthly basis from the date of grant.

Cash Compensation

Effective March 24, 2005, all non-employee directors receive a cash payment of $1,500 for each day they attend a Board of Directors meeting in person ($1,000 if they attend a meeting by telephone), and $500 for each telephonic Board meeting ($1,000 for each telephonic meeting if the meeting lasts longer than two hours). In addition, the Chairman of the Board and Chairman of the Audit Committee are each paid $25,000 annually (payable quarterly), and the Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Compensation Committee are each paid $10,000 annually (payable quarterly). On June 10, 2006, the Board adopted a policy that as of June 30, 2006, all directors shall receive compensation for their performance of duties as directors in the form of common stock or options to purchase common stock, and no cash compensation shall be paid for the performance of director duties. We reimburse all directors for any expenses incurred by them in attending meetings of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of the outstanding shares of our common stock (collectively, “Reporting Persons”) to file reports of ownership of our common stock and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis, except that 8 reports, covering an aggregate of 21 transactions, were filed late by Roy Eddleman, Marvin Hausman, M.D., Dennis Kogod, Jacek Rozga M.D., Ph.D., Thomas Seoh, Jack Stover, Thomas Tully and John Vierling, M.D.

An Annual Statement of Beneficial Ownership on Form 5 is not required to be filed if there are no previously unreported transactions or holdings to report. Nevertheless, we are required to disclose the names of directors, officers and 10% stockholders who did not file a Form 5 unless we have obtained a written statement that no filing is required. We have received a written statement from each of our directors, officers and 10% stockholders stating that no filing is required.

Beneficial Owners of More Than Five Percent of Our Common Stock; Shares Held by Directors and Executive Officers

The following table sets forth certain information regarding beneficial ownership of our common stock as of May 22, 2006 (a) by each person known by us to own beneficially 5% or more of any class of our common stock, (b) by each of our Named Executive Officers and our directors and (c) by all executive officers and directors of this company as a group. As of May 22, 2006 there were 17,460,181 shares of our common stock issued and outstanding. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all the shares beneficially owned by them. Except as otherwise indicated, the address of each stockholder is c/o the Company at 8797 Beverly Blvd., Suite 304, Los Angeles, California, 90048.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Class

Jacek Rozga, M.D., Ph.D.	2,323,000(2)	13.2%

Achilles A. Demetriou, M.D., Ph.D and Kristin P. Demetriou	2,500,000(3)	14.3%

John M. Vierling, M.D.	156,000(4)	*

Walter C. Ogier	0	*

Roy Eddleman	451,169(5)	2.6%

Marvin S. Hausman, M.D.	676,583(6)	3.8%

Jack E. Stover	70,000(7)	*

Amy Factor	927,500(8)	5.1%

Thomas C. Seoh	67,500(7)	*

Dennis Kogod	57,500(7)	*

Thomas Tully	67,500(7)	*

Richard W. Bank, M.D.	200,000(9)	1.1%

Scott L. Hayashi	32,000(7)	*

David J. Zeffren	72,000(10)	*

Shawn P. Cain	18,750(7)	*

Gary Ballen 140 Burlingame, Los Angeles, California 90049	1,139,222(11)	6.3%

LibertyView Funds, LP 111 River Street - Suite 1000 Hoboken, NJ 07030-5776	1,578,892(12)	8.8%

LibertyView Special Opportunities Fund, LP 111 River Street -- Suite 1000 Hoboken, NJ 07030-5776	2,382,444(13)	13.1%

Neuberger Berman LLC 111 River Street - Suite 1000 Hoboken, NJ 07030-5776	4,484,388(14)	23.9%

All executive officers and directors as a group (14 persons)	5,127,002(15)	26.4%

* Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding, including for purposes of computing the percentage ownership of the person holding such option, warrant or convertible security, but not for purposes of computing the percentage of any other holder.

(2)	Includes currently exercisable options to purchase 78,000 shares of common stock.

(3)
Consists of 2,500,000 shares owned by the A & K Demetriou Family Trust, of which Achilles A. Demetriou, M.D., Ph.D. and Kristin P. Demetriou each are co-trustees with the right to vote or dispose of the trust’s shares.

(4)	Consists of currently exercisable options to purchase 156,000 shares of common stock.

(5)
Consists of currently exercisable options to purchase 88,500 shares of common stock and 362,669 shares of common stock owned by Spectrum Laboratories, Inc. Mr. Eddleman is the Chairman of the Board and Chief Executive Officer of Spectrum Laboratories, Inc.

(6)
Consists of (i) currently exercisable options to purchase 145,083 shares of common stock, (ii) currently exercisable warrants to purchase 187,500 shares of common stock, (iii) 100,000 shares owned by the Marvin Hausman Revocable Trust, and (iv) 244,000 shares owned by Northwest Medical Research, Inc. Dr. Hausman is the trustee of the Marvin Hausman Revocable Trust and the Chief Executive Officer and principal stockholder of Northwest Medical Research, Inc.

(7)	Consists of currently exercisable options.

(8)
Consists of (i) currently exercisable options to purchase 512,500 shares of common stock, (ii) warrants to purchase 200,000 shares exercisable by AFO Advisors, LLC, (iii) warrants to purchase 100,000 shares exercisable by AFO Capital Advisors, LLC, (iv) 5,000 shares owned by the Jay H. Oyer and Amy Factor Foundation, (v) 5,000 shares owned by the Melissa H. Oyer Trust, (vi) 5,000 shares owned by the Zachary D. Oyer Trust, and (vii) 100,000 shares owned by AFO Capital Advisors, LLC. Amy Factor is the owner and President of AFO Capital Advisors, LLC and AFO Advisors, LLC. She is also the trustee of The Jay H. Oyer and Amy Factor Family Foundation, The Melissa H. Oyer Trust, and The Zachary D. Oyer Trust and has voting and investment control of the securities of these entities.

(9)
Consists of (i) currently exercisable options to purchase 120,000 shares of common stock, (ii) a warrant to purchase 40,000 shares of common stock exercisable by Richard W. Bank, M.D. and (iii) 40,000 shares of common stock owned by Richard W. Bank. M.D.

(10)
Consists of (i) 25,000 shares owned by Mira Zeffren, David Zeffren’s wife, (ii) warrants to purchase 25,000 shares registered in the name of Mira Zeffren, and (iii) currently exercisable options held by David Zeffren for the purchase of 22,000 shares of common stock.

(11)
Consists of (i) 417,000 shares of common stock registered in Mr. Ballen’s name, (ii) currently exercisable warrants to purchase 600,000 shares of common stock owned by Mr. Ballen, and (iii) 122,222 shares registered in the name of American Charter & Marketing LLC, over which Mr. Ballen has voting and investment control.

(12)
Consists of (i) 1,100,619 shares of common stock and (ii) currently exercisable warrants to purchase 478,273 shares of common stock. LibertyView Funds, LP, LibertyView Special Opportunities Fund, LP and Trust D for a Portion of the Assets of the Kodak Retirement Income Plan have a common investment advisor, Neuberger Berman, LLC, that has voting and dispositive power over the shares held by them, which is exercised by Richard A. Meckler. Since they have hired a common investment advisor, these entities are likely to vote together. Additionally, there may be common investors within the different accounts managed by the same investment advisor. The General Partner of LibertyView Special Opportunities Fund, LP and LibertyView Funds, LP is Neuberger Berman Asset Management, LLC, which is affiliated with Neuberger Berman, LLC, a registered broker-dealer. LibertyView Capital Management, a division of Neuberger Berman, LLC, is affiliated with the General Partner of the LibertyView Health Sciences Fund, LP. The shares were purchased for investment in the ordinary course of business and at the time of purchase, there were no agreements or understandings, directly or indirectly, with any person to distribute the shares. Trust D for a Portion of the Assets of the Kodak Retirement Income Plan is not in any way affiliated with a broker-dealer.

(13)
Consists of (i) 1,724,169 shares of common stock and (ii) currently exercisable warrants to purchase 658,275 shares of common stock. LibertyView Special Opportunities Fund, LP, LibertyView Funds, LP and Trust D for a Portion of the Assets of the Kodak Retirement Income Plan have a common investment advisor, Neuberger Berman, LLC, that has voting and dispositive power over the shares held by them, which is exercised by Richard A. Meckler. Since they have hired a common investment advisor, these entities are likely to vote together. Additionally, there may be common investors within the different accounts managed by the same investment advisor. The General Partner of LibertyView Special Opportunities Fund, LP and LibertyView Funds, LP is Neuberger Berman Asset Management, LLC, which is affiliated with Neuberger Berman, LLC, a registered broker-dealer. LibertyView Capital Management, a division of Neuberger Berman, LLC, is affiliated with the General Partner of the LibertyView Health Sciences Fund, LP. The shares were purchased for investment in the ordinary course of business and at the time of purchase, there were no agreements or understandings, directly or indirectly, with any person to distribute the shares. Trust D for a Portion of the Assets of the Kodak Retirement Income Plan is not in any way affiliated with a broker-dealer.

(14)
Includes shares of common stock and currently exercisable warrants to purchase shares of common stock held by Liberty Funds, LP and LibertyView Special Opportunities Fund, LP (see footnotes 12 and 13). Also includes (i) 386,689 shares of common stock held by Trust D for a Portion of the Assets of the Kodak Retirement Income Fund and (ii) currently exercisable warrants to purchase 136,363 shares of common stock held by Trust D for a Portion of the Assets of the Kodak Retirement Income Plan. LibertyView Funds, LP, LibertyView Special Opportunities Fund, LP and Trust D for a Portion of the Assets of the Kodak Retirement Income Plan have a common investment advisor, Neuberger Berman, LLC, that has voting and dispositive power over the shares held by them, which is exercised by Richard A. Meckler. Since they have hired a common investment advisor, these entities are likely to vote together. Additionally, there may be common investors within the different accounts managed by the same investment advisor. The General Partner of LibertyView Special Opportunities Fund, LP and LibertyView Funds, LP is Neuberger Berman Asset Management, LLC, which is affiliated with Neuberger Berman, LLC, a registered broker-dealer. LibertyView Capital Management, a division of Neuberger Berman, LLC, is affiliated with the General Partner of the LibertyView Health Sciences Fund, LP. The shares were purchased for investment in the ordinary course of business and at the time of purchase, there were no agreements or understandings, directly or indirectly, with any person to distribute the shares. Trust D for a Portion of the Assets of the Kodak Retirement Income Plan is not in any way affiliated with a broker-dealer.

(15)	Includes currently exercisable options and warrants to purchase 1,995,333 shares of common stock.

Certain Relationships and Related Transactions

Spectrum Laboratories, Inc. Agreement

On December 26, 2001, Arbios entered into various agreements with Spectrum Laboratories, Inc. Concurrently with these agreements, Spectrum Laboratories also purchased 362,669 shares of our common stock. Mr. Eddleman, one of the members of our Board of Directors, is the Chairman and Chief Executive Officer of Spectrum Laboratories. The three principal agreements entered into by Arbios and Spectrum Laboratories in December 2001 are the following:

A. License Agreement. Spectrum Laboratories granted to Arbios an exclusive, worldwide license to develop, make, use and distribute products based on two Spectrum Laboratories patents. Provided that Arbios purchases the hollow fiber cartridges that it expects that it will need for its products from Spectrum Laboratories, Arbios will not have to pay a royalty for the license. In the event that Spectrum Labs is not the manufacturer of the hollow fiber cartridges, Arbios will have to pay Spectrum Laboratories a royalty for the license (see “Manufacturing and Supply Agreement” below). Spectrum Laboratories also agreed to grant Arbios a right of first refusal to obtain a license to make, use, develop or distribute products based on Spectrum Laboratories’ technology other than in liver assisted products, provided that such other products are in the fields of artificial blood therapy and bioprocessing and therapeutic devices.

B. Research Agreement. Arbios and Spectrum Laboratories also entered into a four-year research agreement pursuant to which Arbios and Spectrum Laboratories agreed to combine their expertise and their respective technologies to enable Arbios to (i) develop liver assist systems, (ii) conduct pre-clinical and Phase I-III clinical testing, (iii) obtain regulatory approvals and (iv) commercialize such liver assist systems. Under the terms of the agreement, Spectrum Laboratories agreed to perform certain research toward the development of hollow fiber-in-fiber modules for Arbios’ liver assist systems during product development, pre-clinical and clinical testing at no cost to Arbios. Spectrum Laboratories also agreed to pay for all costs and expenses in connection with the research program and agreed to allocate a total of $550,000 to the program during the research term. In October 2002, Arbios and Spectrum Laboratories agreed that Spectrum Laboratories has now satisfied its research and development obligations, that Arbios owed Spectrum Laboratories an additional $54,960 for services provided by Spectrum Laboratories (which amount was paid in full in 2004), and that the 362,669 shares of Arbios common stock previously issued to Spectrum Laboratories are now fully vested. Spectrum Laboratories has agreed to perform additional research and development work as may be requested by Arbios on such terms as the parties may agree to in good faith negotiations.

C. Manufacturing and Supply Agreement. Arbios and Spectrum Laboratories have also entered into an agreement pursuant to which the parties have agreed that Spectrum Laboratories will manufacture for Arbios the hollow fiber cartridges with fiber-in-fiber geometry for its LIVERAID™ device. The agreement provides that the price of the hollow fiber-in-fiber cartridges to be sold by Spectrum Laboratories to Arbios will be determined by good faith negotiations between the parties. Arbios has agreed that it will not purchase cartridges with fiber-in-fiber geometry from any other manufacturer unless Spectrum Laboratories is either unable or unwilling to manufacture the cartridges. In the event that Spectrum Laboratories is unwilling to manufacture the fiber-in-fiber cartridges for Arbios, Arbios shall have the right to have a third party manufacture the cartridges for it, in which case Arbios will pay Spectrum Laboratories a royalty for the license granted to Arbios by Spectrum Laboratories under the License Agreement. The royalty shall be equal to 3% of the net sales (total sales less taxes, returns, transportation, insurance, and handling charges) attributed solely to the fiber-in-fiber cartridges.

Agreement with Marvin Hausman, M.D.

On October 17, 2005, we entered into a consulting agreement with Marvin S. Hausman, M.D. Dr. Hausman is a member of our Board of Directors. Under the consulting agreement, Dr. Hausman agreed to provide us with consulting services in support of our SEPET clinical trial program. We agreed to pay Dr. Hausman a $10,000 monthly retainer for a period of three months for his consulting services and granted a five-year non-qualified stock option to purchase 30,000 shares of our common stock under our 2005 Stock Incentive Plan, of which 25,000 shares were ultimately awarded to him based on certain terms of the consulting agreement. The exercise price of the foregoing options is $1.80 per share and vest on a monthly basis for a period of one year beginning January 1, 2006.

Agreement with AFO Advisors, LLC

Pursuant to a verbal arrangement with AFO Advisors, LLC, we engaged Amy Factor to provide investor relations services to support our fundraising efforts as well as provide strategic and financial advice. Ms. Factor is a member of our Board of Directors and is the President of AFO Advisors, LLC. Under the arrangement, we agreed to pay Ms. Factor a $7,500 monthly retainer for a period of three months commencing January 1, 2006 to March 31, 2006 and granted a five year non-qualified stock option to purchase 30,000 shares of our common stock under our 2005 Plan. The exercise price of the foregoing options is $1.80 per share and vest on a monthly basis during for a period of three months beginning January 1, 2006. We have extended the arrangement to provide AFO Advisors, LLC with $7,500 per month for investor relations services until July 31, 2007 (subject to early termination if we determine that insufficient services have been provided to justify continuation of the agreement). In lieu of the $7,500 per month, at our sole discretion, we may determine to pay AFO Advisors, LLC $1,500 per day for each day in which services are provided. See “Consulting Agreements with Directors” below.

Warrant to Adam Hausman

On February 17, 2004, we issued 7,500 shares of common stock and a warrant to purchase 7,500 shares of common stock to Adam Hausman, who is the son of Marvin S. Hausman, M.D., a member of our Board of Directors, as compensation for finder’s fees related to the October 2003 financing. The warrant has a three-year life and is exercisable at $2.50 per share.

Consulting Agreements with Directors

The Board of Directors has approved consulting arrangements with each of Richard W. Bank, M.D., Roy Eddleman, and Marvin S. Hausman, M.D., who are our directors not standing for re-election at the 2006 Annual Meeting of Stockholders. We have entered into a similar arrangement with AFO Advisors, LLC, whose President is Amy Factor, one of our directors not standing for re-election. Under the agreements, each of these entities will provide consulting services to the Company. In return, we will pay Mr. Eddleman and Dr. Hausman $1,500 per day for each day in which services are provided. We will pay Dr. Bank and AFO Advisors, LLC retainer fees of $3,000 and $7,500 per month, respectively (in lieu of such retainer fee, at our sole discretion, we may determine to pay Dr. Bank and/or AFO Advisors, LLC $1,500 per day for each day in which services are provided). The agreements are to last until July 31, 2007 (subject to early termination if we determine that insufficient services have been provided to justify continuation of the agreements).

Executive Officers

For biographical information regarding two of our executive officers, Walter C. Ogier and Jacek Rozga, M.D., Ph.D., see “Proposal I - Election of Directors.” For information concerning our executive officers’ ownership of our common stock, see “Beneficial Owners of More Than Five Percent of Our Common Stock; Shares Held by Directors and Executive Officers” above. Following is information regarding our other executive officers.

Scott L. Hayashi, age 34, joined the company as its Chief Administrative Officer in February 2004, became the Secretary of the Company in July 2004 and was appointed as the Vice President of Administration in November 2004. In March 2005, Mr. Hayashi assumed the role as our Chief Financial Officer. Prior to joining Arbios, Mr. Hayashi was a Manager of Overseas Development for Cardinal Health, Inc. from July 2000 to April 2002, Mr. Hayashi worked in finance, mergers and acquisitions for Northrop Grumman Corporation from March 1997 to July 2000 and Honeywell, Inc. from July 1994 to December 1996.

David J. Zeffren, age 49, was first employed by us as a consultant in February 2004, before being appointed Vice President of Operations in November 2004, after which he became Vice President of Product Development in March 2005. Prior to joining Arbios, Mr. Zeffren had been the Chief Operating Officer of Skilled Health Systems, L.C., a healthcare technology and clinical research organization from 1999 to 2004. Mr. Zeffren was also Chief Operating Officer of Physician Care Management from 1996 to 1999. Mr. Zeffren was a Corporate Director, Business Development & Division Manager at INFUSX, Inc., a subsidiary of Salick Health Care, Inc. from 1993-1996. Mr. Zeffren has over 15 years of experience working in the healthcare and medical device industries.

Shawn P. Cain, age 39, joined the company as its Vice President of Operations in April 2005 and was previously employed by us as a part-time consultant from December 2003 to March 2005. From June 2003 to March 2005, Mr. Cain was employed at Becton Dickinson’s Discovery Labware, Biologics Business, where he was responsible for the operation of two manufacturing facilities that produced over 900 biologics products.  From January 1997 through May 2003, Mr. Cain was the Vice President of Operations for Circe Biomedical, Inc., where he was instrumental in the early development of the bioartificial liver technology, including development the company’s HepatAssist® product.

There are no family relationships between any of the executive officers, directors or nominees to become directors.

Executive Compensation

The following table set forth certain information concerning the annual and long-term compensation for services rendered to us in all capacities for the fiscal years ended December 31, 2005, 2004 and 2003 of (i) all persons who served as the Chief Executive Officer of this Company during the fiscal year ended December 31, 2005 and (ii) each other person who was an executive officer on December 31, 2005 and whose total annual salary and bonus during the fiscal year ended December 31, 2005 exceeded $100,000. (The Chief Executive Officer and the other named officers are collectively referred to as the "Named Executive Officers."). The information set forth below includes all compensation paid to the Named Executive Officers by Arbios Technologies, Inc. (“ATI”) before the October 2003 reorganization in which ATI became our wholly-owned subsidiary (the “Reorganization”), and all compensation paid to such individual by both Arbios and ATI (which was subsequently merged into Arbios in July 2005) since the Reorganization.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Options	All other Compensation(12)

Walter C. Ogier,(1) President and Chief Executive Officer	2005	$46,057(2)	$50,000		500,000
Amy Factor (3)	2005	$190,582	-	$137,750(4)	300,000	$1,125
Jacek Rozga, M.D., Ph.D., Chief Scientific Officer	2005 2004 2003	$199,177 $198,909 $143,125	$24,000 $20,000 $15,000		12,000 30,000 18,000(5)	$2,750
Scott L. Hayashi, Vice President of Administration, Chief Financial Officer and Secretary	2005 2004(6)	$102,291 $80,000	$9,450 $12,000	$8,000(7)	22,000 10,000	$1,969
David J. Zeffren, Vice President of Product Development	2005 2004(8)	$114,346 $120,000	$5,400		12,000 10,000	$2,080
Shawn P. Cain,(9) Vice President of Operations	2005	$110,000(10)	$12,000	$3,465(11)	30,000	$ 3,000

_________________________

(1) Mr. Ogier was appointed our President and Chief Executive Officer in November 2005.

(2) Mr. Ogier’s annualized salary for 2005 was $300,000.

(3) From January 2005 to March 2005, Ms. Factor was employed by Arbios Systems, Inc. as a consultant and was subsequently appointed as the Chief Executive Officer from April 2005 until November 2005.

(4) Represents compensation paid to Ms. Factor for the period during which Ms. Factor was a consultant from January 2005 until March 2005.

(5) Represents options granted to Jacek Rozga, M.D., Ph.D by ATI, which options were assumed by this Company in the Reorganization.

(6) Mr. Hayashi joined Arbios in February 2004.

(7) Represents cash payments made to Mr. Hayashi for health and other benefits in 2004.

(8) Mr. Zeffren joined Arbios Systems, Inc. in February 2004 as a consultant before becoming an executive officer of this Company in November 2004. The compensation shown includes amounts paid both as a consultant and as an officer of the Company.

(9) Mr. Cain was employed by Arbios Systems, Inc. as a consultant from January 2005 to March 2005 and subsequently was appointed an executive officer in April 2005.

(10) Mr. Cain’s annualized salary for 2005 was $160,000.

(11) Represents compensation paid to Mr. Cain for the period during which Mr. Cain was a consultant from January 2005 to March 2005.

(12) Represents Company matching contributions in the Arbios 401(k) Plan.

Stock Option Grants

The following table contains information concerning grants of stock options during the fiscal year ended December 31, 2005 by us to the Named Executive Officers. We have not granted any stock appreciation rights.

Option Grants in Fiscal Year Ended December 31, 2005

		Individual Grants

	Number of	% of Total Options
	Securities Underlying	Granted to Employees
Name	Options Granted	In Fiscal Year	Exercise or Base Price	Expiration Date

Walter C. Ogier	500,000(1)	57%	$1.85	November 8, 2010

Amy Factor	97,000(2)	34%	$1.65	April 1, 2010
	103,000(2)		$1.65	April 1, 2010
	25,000(2)		$1.85	November 8, 2010
	75,000(2)		$2.90	March 1, 2010
	200,000(3)		$2.90	February 1, 2010

Jacek Rozga, M.D., Ph.D.	12,000(4)	2%	$2.22	July 7, 2012

Scott L. Hayashi	12,000(4)	3%	$2.90	March 1, 2010
	10,000(5)		$1.85	March 24, 2010

David J. Zeffren	12,000(4)	1%	$2.90	March 1, 2010

Shawn P. Cain	30,000(6)	3%	$1.65	March 31, 2010

(1) One half of these options will vest on the one year anniversary of the date of grant, and the balance will monthly in monthly increments during the second year following the date of grant.

(2) All of the options were vested upon Ms. Factor’s resignation from the Company per the terms of her employment agreement.

(3) Represents a warrant for 200,000 shares of common stock issued to Ms. Factor.

(4) The options vest in monthly increments over the first twelve months following the date of grant.

(5) One half of these options vest immediately on the date of grant, and the balance vests on the one year anniversary of the date of grant.

(6) The options vest in monthly increments over the first twenty four months following the date of grant.

Aggregated Option Exercises in Last Fiscal Year

The following table sets forth the number and value of unexercised options held by the Named Executive Officers as of December 31, 2005. There were no exercises of options by the Named Executive Officers in fiscal year 2005.

Aggregated Option Exercises in Fiscal Year Ended December 31, 2005
and FY-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year- End (#) Exercisable/ Unexercisable(1)
Walter C. Ogier	-	-	0/500,000	-
Amy Factor	-	-	475,000/0	$170,000/0
Jacek Rozga, M.D., Ph.D	-	-	71,000/7,000	$44,100/0
Scott Hayashi	-	-	27,000/5,000	-
David J. Zeffren	-	-	20,000/2,000	-
Shawn P. Cain	-	-	11,250/18,750	$1,688/2,813
_________________________
(1)	Dollar amounts reflect the net values of outstanding stock options computed as the difference between $1.80 (the last reported sale on December 30, 2005) and the exercise price of the options.

Equity Compensation Plan Information

The following table summarizes as of December 31, 2005, the number of securities to be issued upon the exercise of outstanding derivative securities (options, warrants, and rights); the weighted-average exercise price of the outstanding derivative securities; and the number of securities remaining available for future issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	2,100,000	$1.62	1,900,000
Equity compensation plans not approved by security holders	475,000(2)	$1.15	-0-
Total	2,575,000	$1.54	1,900,000

(1) These plans consist of our 2001 Stock Option Plan and 2005 Stock Incentive Plan.
(2) Represents warrants to purchase shares of our common stock issued to our consultants.

Employment Contracts and Termination of Employment, and Change-In-Control Arrangements

We entered into an agreement with David Zeffren, dated December 30, 2004, pursuant to which Mr. Zeffren has served as Vice President of Operations. The agreement provides for a salary of $120,000 per year that is subject to annual review and adjustment. The agreement provides that Mr. Zeffren’s employment is “at will” and can be terminated at any time. Mr. Zeffren’s title and responsibilities were changed in March 2005 to Vice President Product Development.

We have entered into an agreement with Scott Hayashi, dated March 29, 2005, pursuant to which Mr. Hayashi serves as Chief Financial Officer. The agreement provides for a salary of $105,000 per year that is subject to annual review and adjustment. Mr. Hayashi is eligible to receive an annual discretionary bonus of up to 15% of his salary based on achieving certain goals. The agreement also offered Mr. Hayashi a five-year qualified stock option to purchase 10,000 shares of our common stock. The shares are exercisable at $1.85 per share; 50% of the shares vested immediately and 50% of the shares vest one year from the grant date of the option. The agreement provides that Mr. Hayashi’s employment is “at will” and can be terminated at any time.

We have entered into an agreement with Shawn Cain, dated March 22, 2005, pursuant to which Mr. Cain serves as Vice-President of Operations. The agreement provides for a salary of $160,000 per year. The agreement also offered Mr. Cain a five-year incentive stock option to purchase 30,000 shares of our common stock. The options have an exercise price of $1.65 per share and vest in monthly installments of 1,250 shares commencing on May 1, 2005. The agreement also provides that we will match Mr. Cain’s contributions to a 401(k) plan at a rate of 50% up to 6% of total compensation per year. The agreement also offers to pay Mr. Cain’s COBRA costs for an 18-month period commencing on the April 15, 2005. Mr. Cain is also eligible to receive an annual discretionary cash bonus of up to 15% of his base annual salary. The agreement provides that Mr. Cain’s employment is “at will” and can be terminated at any time. During Mr. Cain’s first year of employment, he will receive six months’ notice if we wish to terminate his employment, during the second year he will receive four months’ notice and during the third year he will receive three months’ notice. If we fail to provide the required notice, upon termination, we will pay Mr. Cain the salary equivalent of the notice of the shortened notice period.

We have entered into an agreement with Dr. Jacek Rozga, dated July 28, 2005, pursuant to which Dr. Rozga has served as President and Chief Scientific Officer. The agreement provides for a salary of $200,000 per year that is subject to review and adjustment by the Board of Directors. Dr. Rozga is eligible to receive a discretionary annual bonus of up to 20% of his salary as determined by the Board of Directors. The agreement provides that Dr. Rozga’s employment is “at will” and can be terminated at any time. Dr. Rozga’s title of President was transferred to Walter Ogier upon his hiring in November 2005. Dr. Rozga continues to serve as Chief Scientific Officer.

On March 31, 2005, we entered into an employment agreement with Amy Factor pursuant to which Ms. Factor was appointed as our interim Chief Executive Officer. Under the agreement, Ms. Factor was hired to be our Chief Executive Officer until the hiring of a permanent Chief Executive Officer. The employment agreement was terminable by either Ms. Factor or by us at any time upon 30 day’s prior written notice. Under the agreement, we agreed to pay Ms. Factor a base salary at a monthly rate of $25,000 (which is equivalent to $300,000 on an annualized basis) and to issue to Ms. Factor five-year non-qualified stock options to purchase an aggregate of 200,000 shares of common stock. The options are exercisable at $1.65 per share (the closing market price of the common stock on March 31, 2005). Options to purchase 80,000 shares vested on March 31, 2005, and the options for the remaining 120,000 shares will vest in monthly installments of 6,000 shares commencing on April 1, 2005. The vesting of these options was to be accelerated to be immediately and fully vested when we hired a permanent Chief Executive Officer, which has subsequently occurred. If Ms. Factor terminated the employment agreement for any reason other than our breach, or if we terminated the agreement “for cause” (as defined in the agreement) before all of the remaining 120,000 options had vested, all unvested options would have been forfeited. If we had terminated the employment agreement for any reason other than cause, the options would have thereupon immediately and fully (100%) vested. In November 2005, Ms. Factor resigned her position as the interim Chief Executive Officer upon the hiring of Walter C. Ogier, and we terminated her employment agreement with the Company at such time.

We entered into an agreement with Walter C. Ogier, dated October 17, 2005, pursuant to which Mr. Ogier began serving as Chief Executive Officer commencing November 7, 2005. The agreement provides for an annual initial base salary of $300,000 that is subject to review and adjustment on an annual basis in accordance with the procedures established by the Board of Directors. Mr. Ogier is eligible to receive a discretionary annual cash bonus equal to up to 50% of his annual base salary. The agreement provides that upon commencement of employment, Mr. Ogier received an option to purchase 500,000 shares of our common stock, which will vest 250,000 shares on the one year anniversary of the date Mr. Ogier’s employment commenced and 250,000 shares will vest ratably at the end of each of the twelve months of the second year of his employment. If there is a liquidation or change-in-control of the Company and in connection with such transaction, Mr. Ogier is terminated other than for cause or is no longer President and Chief Executive Officer of the surviving corporation, then all option shares granted to Mr. Ogier in connection with his employment will immediately and fully vest. Additionally, if Mr. Ogier terminates his employment for good reason or is terminated in anticipation of such a transaction, then all option shares granted to Mr. Ogier in connection with his employment will immediately and fully vest. The agreement provides that Mr. Ogier’s employment is “at will” and can be terminated at any time. Mr. Ogier is entitled to 12 months of salary if the Company terminates him without cause or he terminates his employment for defined good reason.

Code of Ethics

The Board of Directors adopted a Code of Ethics that covers all of our executive officers and key employees. The Code of Ethics requires that senior management avoid conflicts of interest; maintain the confidentiality of our confidential and proprietary information; engage in transactions in our common stock only in compliance with applicable laws and regulations and the requirements set forth in the Code of Ethics; and comply with other requirements which are intended to ensure that our officers conduct business in an honest and ethical manner and otherwise act with integrity and in the best interest of this Company.

All of our executive officers are required to affirm in writing that they have reviewed and understand the Code of Ethics.

A copy of our Code of Ethics will be furnished, without charge, to any person upon written request from any such person. Requests should be sent to: Secretary, Arbios Systems, Inc., 8797 Beverly Blvd., Suite 304, Los Angeles, California, 90048.

Stock Option Plans

2001 Stock Option Plan

In 2001, we adopted our 2001 Stock Option Plan, pursuant to which our Board of Directors has the authority to grant options to purchase up to a total of 1,000,000 shares of our common stock to our directors, officers, consultants and employees. Awards under the plan may be either non-qualified options or options intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended.

The exercise price of incentive stock options granted under the plan may not be less than 100% of the fair market value of the common stock on the day of grant. If incentive stock options are granted to a person who controls more than 10% of our stock, then the exercise price of those incentive stock options may not be less than 110% of the fair market value on the day of the grant. The purchase price and method of exercise of each option granted to officers and other key employees shall be determined by the Board of Directors. The purchase price is payable in full by cash. However, the Board of Directors may accept payment for the purchase price of the shares of common stock acquired upon exercise of an option, by optionee’s tendering outstanding shares of our common stock owned by the optionee, or by other so-called cashless exercises as permitted by law, or any combination of cash, check, shares and cashless exercises.

Options granted under the 2001 Stock Option Plan become exercisable and shall expire on such dates as determined by the Board of Directors, provided, however, that no term of an incentive stock option may exceed ten years from the date of grant, or five years from the date of grant in the case of any optionee holding more than 10 percent of the combined voting power of all classes of our capital stock as of the date of grant. After options become exercisable they may be exercised at any time or from time to time as to any part thereof.

Options are not transferable except by will or by the laws of descent and distribution; during the life of the person to whom the option is granted, that person alone may exercise them. Generally, all rights to exercise options terminate 90 days after the date a grantee ceases to be an employee of this company or any subsidiary for any reason other than death or disability.

In connection with the reorganization transaction between Arbios and Arbios Technologies, Inc. in October 2003, Arbios assumed all of the 314,000 outstanding options granted by Arbios Technologies, Inc. under its existing stock option plan and the options previously issued under that plan were cancelled. None of the terms of the assumed options were changed. The options assumed under the 2001 Stock Option Plan are identical to the options that were previously granted under the Arbios Technologies, Inc. Plan.

2005 Stock Incentive Plan

In 2005, Arbios adopted the 2005 Stock Incentive Plan (the “2005 Plan”) for the purpose of granting incentive stock options and/or non-statutory stock options to employees, consultants, directors and others. Under the 2005 Plan, the Company is authorized to grant options to purchase up to 3,000,000 shares. The 2005 Plan is administered by the Board of Directors of the Company or by a committee of the Board.

For the years ended December 31, 2005 and 2004, the Company granted 60,000 and 140,000 options, respectively, to consultants and recorded expenses of $58,000 and $555,000 for the years ended December 31, 2005 and 2004 relating to the vested portion of these options.

Report of the Audit Committee

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate by reference previous or future filings, including this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any of such filings.

The responsibilities of the Audit Committee include providing oversight to the financial reporting process of the Company through periodic meetings with the Company’s independent auditors and management to review accounting, auditing, internal controls, and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on senior management, including senior financial management, and the Company’s independent auditors.

We have reviewed and discussed with senior management the audited financial statements of the Company that are included in the fiscal year 2005 Annual Report on Form 10-KSB. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with accounting principles generally accepted in the United States.

We have discussed with Stonefield Josephson, Inc. (“Stonefield”) our independent registered public accountants, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent registered public accountants to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements with respect to (i) their responsibility under auditing standards generally accepted in the United States, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

We also have received from Stonefield a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Stonefield and the Company that in its professional judgment may reasonably be thought to bear on independence. Stonefield has discussed its independence with us. Stonefield confirmed in its letter, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based on the review and discussions described above with respect to the audited financial statements of the Company, we recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. That is the responsibility of management and the Company’s independent registered public accountants. In giving our recommendation to the Board of Directors, we have relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (ii) the report of the Company’s independent registered public accountants with respect to such financial statements.

Respectfully submitted,

Audit Committee
Jack E. Stover, Chairman
Thomas C. Seoh
Thomas M. Tully

PROPOSAL II

RATIFICATION OF APPOINTMENT
OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On January 27, 2004, our Board of Directors dismissed our former independent accountants, Williams & Webster, P.S. (“Williams”). Williams’ report on our financial statements for the two years prior to their dismissal did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles, except that there was an explanatory paragraph relating to our ability to continue as a going concern.

During the two fiscal years prior to Williams’ dismissal, we also had no disagreements with Williams, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to Williams’ satisfaction, would have caused Williams to make reference to the subject matter of the disagreement in connection with its report. Williams also did not advise the Company of any of the events requiring reporting in a Form 8-K under Item 304(a)(iv)(B).

The Audit Committee has appointed Stonefield Josephson, Inc. (“Stonefield”) to serve as our independent accountants to audit our financial statements for the year ending December 31, 2006. The Board proposes that the stockholders ratify this appointment. Stonefield audited our financing statements for the fiscal years ended December 31, 2005 and December 31, 2004.

Accounting Fees

Aggregate fees billed to us by Stonefield for professional services rendered for the years ended December 31, 2005 and December 31, 2004 were as follows:

	2005	2004
Audit Fees	$53,083	$52,769
Audit-Related Fees	--	--
Tax Fees	--	--
All Other Fees
Total	$53,083	$52,769

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that the Company paid for professional services for the audit of our consolidated financial statements included in our Form 10-KSB and for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements; and “tax fees” are fees for tax compliance, tax advice and tax planning.

 Audit Committee Pre-Approval Policies and Procedures

Consistent with SEC policies, the Audit Committee charter provides that the Audit Committee shall pre-approve all audit engagement fees and terms and pre-approve any other significant compensation to be paid to the independent registered public accounting firm. The Audit Committee pre-approved all services performed by Stonefield Josephson, Inc. during 2004 and 2005.

Stockholder Ratification of the Appointment of Stonefield

The Audit Committee of the Board of Directors has appointed Stonefield to serve as our independent accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2006. We are not required to seek stockholder approval for the appointment of our independent accountants; however, the Audit Committee believes it to be sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will re-consider its appointment of Stonefield. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Stonefield will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF STONEFIELD JOSEPHSON, INC. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

STOCKHOLDER PROPOSALS

Any proposal that a stockholder of the Company intends to present in accordance with Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) at our next annual meeting of stockholders to be held in 2007 must be received by us on or before March 9, 2007. Notice of stockholder proposals submitted outside of Rule 14a-8 of the Exchange Act will be considered untimely if received by us after March 9, 2007. Only proper proposals under Rule 14a-8 of the Exchange Act that are timely received will be included in the 2007 Proxy Statement. All proposals described in this paragraph should be sent to Arbios Systems, Inc., 8797 Beverly Boulevard, Suite 304, Los Angeles, California 90048, Attention: Corporate Secretary.

OTHER MATTERS

Expenses of Solicitation

The Company will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may be solicited by our directors, officers and other employees, personally or by telephone, facsimile or email. Such persons will not be compensated separately for these solicitation activities.

Miscellaneous

The Board does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares of our common stock that they represent in accordance with their best judgment.

Annual Report

A copy of our Annual Report on Form 10-KSB, without exhibits, for the year ended December 31, 2005 that we filed with the SEC accompanies this Proxy Statement. Copies of the Form 10-KSB exhibits are available without charge. Stockholders who would like such copies should direct their requests in writing to: Arbios Systems, Inc. 8797 Beverly Boulevard, Suite 304, Los Angeles, California 90048, Attention: Corporate Secretary.

By Order of the Board of Directors

June 21, 2006                           /s/ Scott L. Hayashi
Corporate Secretary

ARBIOS SYSTEMS, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 31, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jacek Rozga, M.D. and Walter C. Ogier, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Stockholders of Arbios Systems, Inc. to be held at The Westin Waltham-Boston Hotel, located at 70 Third Avenue, Waltham, Massachusetts, on Monday, July 31, 2006 at 9:00 a.m., local time, and at any and all adjournments or postponements thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND THE OTHER PROPOSAL DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND THE OTHER PROPOSAL.

1.	ELECTION OF DIRECTORS

☐FOR all nominees listed below (except as indicated to the contrary below).	☐WITHHOLD AUTHORITY to vote for all nominees listed below	☐EXCEPTIONS

Director Nominees: Walter C. Ogier, Dennis Kogod, Thomas C. Seoh, Jack E. Stover, Thomas M. Tully, John M. Vierling, M.D., and Achilles A. Demetriou, M.D., Ph.D.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the “Exceptions” box and write that nominee’s name on the space below.)

EXCEPTIONS:

2.	APPOINTMENT OF STONEFIELD JOSEPHSON, INC.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.
OTHER BUSINESS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments or postponements thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of Arbios Systems, Inc. or the Board of Directors at the meeting.

The undersigned hereby ratifies and confirms all that the attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the under-signed to vote at the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying such notice.

Dated: 2006

Signature

Signature

Please date this proxy card and sign above exactly as your name appears on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustee, etc., should give their full titles.